UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TICC Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ISS RECOMMENDS TICC STOCKHOLDERS VOTE “FOR” TICC’S

INVESTMENT ADVISORY AGREEMENT WITH BSP AT DECEMBER 22 SPECIAL MEETING

ISS REVERSES PRIOR RECOMMENDATION NOTING

DEAL IMPROVEMENTS AND LIMITED DOWNSIDE RISK

TICC Urges Stockholders to Vote the WHITE Proxy Card Immediately

GREENWICH, CT – December 21, 2015 – TICC Capital Corp. (NASDAQ: TICC) (the “Company,’ “TICC,” “we,” or “our”) today commented on the new report issued by Institutional Shareholder Services (“ISS”), the leading independent proxy voting advisory firm, recommending that TICC stockholders vote on the white proxy card “FOR” the previously announced agreement with an affiliate of Benefit Street Partners, LLC (“BSP”) and the election of six new directors to the TICC board of directors. The date of TICC’s Special Meeting of Stockholders is tomorrow, December 22, 2015.

Steve Novak, Chair of the Special Committee, said, “We are gratified that ISS recognizes the material deal enhancements we have attained over the last two months and is now recommending that all TICC stockholders vote for the Company’s investment advisory agreement with BSP. We urge all stockholders to follow ISS’s recommendation and vote the white proxy card today.”

Since ISS issued its initial report on October 16, 2015, both the agreement with BSP and TICC’s share buyback program have improved significantly:

•	The base management fee under the BSP agreement was cut an additional 25 bps to 1.25% for the 24 months of the new advisory agreement, and will be 1.50% thereafter.

•	Raging Capital, TICC’s largest shareholder as of the record date, agreed to vote all of its shares in favor of the BSP agreement, and TICC agreed to appoint an additional independent director, recommended by Raging Capital, to the TICC Board if TICC’s proposals are approved at the Special Meeting.

•	TICC has commenced an up to $75 million share buyback program (using a 10b5-1 repurchase plan for up to $50 million of repurchases); TICC repurchased more than $20 million through December 18, 2015 and continues to repurchase shares in the market.

In recommending that stockholders vote the white proxy card in favor of the BSP investment advisory agreement, ISS’s report issued on December 18, 2015 stated:

•	“[Approving the change of investment manager the board proposes will] ensure that fees are lowered substantially from the current levels. It will also allow the appointment of an additional, shareholder-nominated independent director (through the agreement with Raging Capital).” (ISS Report, December 18, 2015, pages 5)

•	“Given there now appears more downside economic risk in rejecting the proposed change in managers…support FOR this proposal is warranted.” (ISS Report, December 18, 2015, pages 5)

In addition, the circumstances surrounding NexPoint Advisors, L.P. and TPG Specialty Lending, Inc. (”TSLX”) have also changed since October:

•	A federal district court has denied a request by NexPoint Advisors, L.P. for a preliminary injunction requiring TICC to recognize NexPoint’s purported director nominees at the Special Meeting, as well as NexPoint’s subsequent motion for reconsideration and motion for a stay of the court’s ruling. The court stated that although NexPoint “arrays itself in the armor of a champion of TICC stockholder’s rights,” it is actually engaged in an “attempted corporate takeover” because it “clearly covets” TICC’s business.

•	On December 15, 2015 the Second Circuit issued an order summarily denying NexPoint’s motion for a stay without further briefing, stating in part “Ironically (in light of appellant’s rhetoric about the rights of shareholders), accepting appellant’s arguments would pose the greater threat not only to the interests of appellees, but also to shareholder democracy.”

•	TSLX had proposed to acquire TICC in exchange for TSLX stock at a price of $7.50 per TICC share (on a non-binding basis and subject to multiple contingencies), but TSLX has since changed its proposal and now offers to pay a price equal to 90% of TICC’s most recently reported NAV as of the signing of a definitive agreement (on a non-binding basis and subject to multiple contingencies). The revised proposal effectively reduces its price given the rising yields in the marketplace and the change in TICC’s NAV and stock price.

•	ISS noted in its original report that the TSLX proposal would impose a “significantly higher fee structure,” as well as the fact that TICC stockholders might have been willing to bear the higher fees if “they had reasonable certainty of outsized returns which could justify such fees.” But since October, TSLX’s share price has declined. TSLX’s 1-year total shareholder return (TSR) is approximately 0.52%[1], significantly lower than the TSR calculated for the 1-year performance period included in ISS’s original report. This highlights the uncertainty in relying on TSR data for strategic decision making regarding the sale of TICC to TSLX.

Important

Your Vote Is Important. Even if you voted on an alternative proxy card, it’s not too late to vote using TICC’s WHITE proxy today. We urge you to vote by telephone or Internet by following the instructions on the WHITE proxy card. For more information about TICC’s Special Meeting, please visit www.ticcbspagreement.com.

If any of your shares of common stock are held in the name of a brokerage firm, bank, bank nominee or other institution, they can only vote your shares upon receipt of your specific instructions.

If you have any questions or require any additional information concerning the TICC Capital Corp. Special Meeting, please contact TICC’s proxy solicitor, Okapi Partners at:

Okapi Partners LLC Banks and Brokerage Firms, Please Call: (212) 297-0720 Stockholders and All Others Call Toll-Free: (877) 566-1922 Email: info@okapipartners.com

1 As of December 14, 2015

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations.

Additional Information and Where to Find It

In connection with the approval of the proposed new investment advisory agreement, the Company has filed relevant materials with the SEC, including a definitive proxy statement on Schedule 14A. The Company has distributed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the approval of the proposed new investment advisory agreement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE APPROVAL OF THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT THAT THE COMPANY FILES WITH THE SEC, BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE APPROVAL OF THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT. The definitive proxy statement and other relevant materials in connection with the approval of the proposed new investment advisory agreement, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's website (http://www.sec.gov), at the Company's website (http://www.ticc.com), or by writing to the Company at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830 (telephone number 203-983-5275).

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the approval of the proposed new investment advisory agreement. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on September 3, 2015, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the approval of the proposed new investment advisory agreement, by security holdings or otherwise, are set forth in the proxy statement and other materials filed or to be filed with SEC in connection therewith.

Forward Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

TICC Contacts

Media:
Brandy Bergman/Meghan Gavigan

Sard Verbinnen & Co

212-687-8080

Stockholders:

Bruce Goldfarb/Tony Vecchio

Okapi Partners LLC

877-566-1922